SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             TTR TECHNOLOGIES, INC.
         --------------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)

                                    Delaware
         --------------------------------------------------------------
         (State or Other Jurisdiction of Incorporation or Organization)

                                   11-3223672
         --------------------------------------------------------------
                      (I.R.S. Employer Identification No.)

                       2 HaNagar Street, Kfar Saba, Israel
         --------------------------------------------------------------
          (Address of Principal Executive Offices, Including Zip Code)

               1996 Incentive and Non-Qualified Stock Option Plan
                    Non-Executive Directors Stock Option Plan
         --------------------------------------------------------------
                              (Full Title of Plans)

                          The Corporation Trust Company
                 1209 Orange Street, Wilmington, Delaware, 19801
         --------------------------------------------------------------
                     (Name and Address of Agent for Service)

                                  302-658-7581
         --------------------------------------------------------------
           Telephone Number, Including Area Code, of Agent for Service

                                 ---------------

                                   Copies to:
                                 JAY WEIL, ESQ.
                     Wolf, Block, Schorr and Solis-Cohen LLP
                                 250 Park Avenue
                            New York, New York 10177
                                 (212) 986-1116

                                  -------------

                                        CALCULATION OF REGISTRATION FEE

==============================================================================================================
                                                           Proposed           Proposed
                                         Amount to be   maximum offering   maximum aggregate    Amount of
Title of Securities to be registered      registered     price per share     offering price   registration fee
--------------------------------------------------------------------------------------------------------------
Common Stock, $.001 par value per share   1,525,000(1)      $4.00(2)          $5,861,795(2)      $1547.52
==============================================================================================================

(1) Includes 1,500,000 shares issuable upon exercise of options granted under the 1996 Incentive and Non-Qualified Stock Option Plan (the "1996 Plan") and 25,000 shares issuable upon exercise of options granted under the Non-Executive Directors Stock Option Plan (the "Director's Plan" and together with the 1996 Plan, the "Plans") plus such indeterminate number of additional shares as may become issuable pursuant to the anti-dilution provisions contained in the Plans.

(2) Pursuant to Rule 457(h) the proposed maximum aggregate offering price for the all of the shares which may be issued upon exercise of options granted under the Plans is based upon the average of the bid and asked prices of the Common Stock on May 24, 2000 as reported on the OTC Electronic Bulletin Board.

                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information

            The documents containing the information related to the TTR Technologies, Inc. 1996 Incentive and Non-Qualified Stock Option Plan and the TTR Technologies, Inc. Non-Executive Directors Stock Option Plan which is not being filed as part of this Registration Statement (the "Registration Statement") and documents incorporated by reference in response to Item 3 of
Part II of this Registration Statement, which taken together constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933 (the "Securities Act"), will be sent or given to the participant by the Registrant as specified by Rule 428(1) of the Securities Act.

Item 2. Registrant Information and Employee Plan Annual Information.

            The Registrant has provided or will provide a written statement to participants who are issued options to purchase shares of its Common Stock from it pursuant to the terms of the 1996 Incentive and Non-Qualified Stock Option Plan and the Non-Executive Directors Stock Option Plan that the Company will furnish them without charge, upon oral or written request, copies of the documents incorporated in this registration statement by reference in Item 3 of
Part II, and stating that these documents are incorporated into the Section 10(a) prospectus. The Company will also make available without charge, upon oral or written request, other documents required to be delivered to employees pursuant to Rule 428(b).

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 3. Incorporation of Certain Documents by Reference

      The following documents are incorporated herein by reference:

      (a) The Registrant's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1999.

      (b) The Registrant's Quarterly Report on Form 10-QSB for the quarter ended March 31, 2000.

      (c) The description of the Registrant's Common Stock contained in its Registration Statement on Form 8-A (File No. 000-22055). (The information appearing under the caption "Common Stock" in the section entitled "Description of Securities" on page 39 of the Registrant's Amendment No. 2 to the Registration Statement on Form SB-2 (File No. 333-11829) is incorporated by reference in such description in the Form 8-A.)

            All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to filing of a post-effective amendment to this registration statement which indicates that all shares offered have been sold or which deregisters all shares then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents.

Item 4. Description of Securities

            Not Applicable.

Item 5. Interests of Named Experts and Counsel

            Not Applicable.

Item 6. Indemnification of Directors and Officers

            Section 145 of the General Corporation Law of the State of Delaware (the "Delaware Corporation Law") empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was lawful.

            In the case of an action by or in the right of the corporation,
Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or complete action in any of the capacities set forth above against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in and not opposed to the best interests of the corporation, except that indemnification is not permitted in respect of any claim, issue or matter as to which such person is adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought determines upon application that, despite the adjudication of liability, but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such court deems proper. Section 145 further provides: that a Delaware corporation is required to indemnify a director, officer, employee or agent against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with any action, suit or proceeding or in defense of any claim, issue or matter therein as to which such person has been successful on the merits or otherwise; that indemnification provided for by Section 145 not be deemed exclusive of any other rights to which the indemnified party may be entitled; that indemnification provided for by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person's heirs, executors and administrators; and empowers the corporation to purchase and maintain insurance on behalf of a director or officer against any such liability asserted against him in any such capacity or arising out of his status as such whether or not the corporation would have the power to indemnify him against liability under Section 145. A Delaware corporation may provide indemnification only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct. Such determination is to be made (i) by a majority vote of the directors who are not parties to such action, suit or proceeding, even through less than a quorum or
(ii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion or (iii) by the stockholders.

            Section 6 of the Certificate of Incorporation of TTR Technologies, Inc. ("TTR") provides that:

            "To the fullest extent that the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended, permits elimination or limitation of the liability of directors, a director of the corporation shall not be personally liable to the corporation or any of its shareholders for any breach of duty in his capacity as a director. Any repeal or modification of the foregoing sentence by the shareholders of the corporation shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification."

            Section 102(b)(7) of the Delaware Corporation Law provides that the Certificate of Incorporation of a Delaware corporation may contain a provision eliminating the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director for (i) any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) the payment of unlawful dividends or the making of unlawful stock purchases or redemptions or
(iv) any transaction from which the director derived a personal benefit.

            Section 7 of the Certificate of Incorporation of TTR contains the following provisions with respect to the elimination or limitation of liability of our directors:

            "The directors and officers of the corporation shall be entitled to such rights of indemnification and advancement of expenses, including attorneys' fees, in the defense of any action or threatened action in which a director or officer is or may be a party as the Board of Directors may by resolution prescribe."

            Our By-Laws provide that we will indemnify our directors, executive officers, other officers, employees and agents to the fullest extent permitted by law.

Item 7. Exemption from Registration Claimed

            Not Applicable.

Item 8. Exhibits

            Exhibits required to be filed pursuant to Item 8 of Form S-8 and
Item 601 of Regulation S-K are listed below and except as otherwise indicated below are filed herewith as a part of this Registration Statement.

Number      Description
------      -----------
 4.1        The Registrant's 1996 Incentive and Non-Qualified Stock Option Plan.
            Incorporated by reference to Exhibit 10.2 to the Registrant's Annual
            Report on Form 10-KSB for the fiscal year ended December 31, 1998
            (the "1998 10-KSB").

 4.2        The Registrant's Non-Executive Directors Stock Option Plan.
            Incorporated by reference to Exhibit 10.3 to the 1998 10-KSB.

 4.3 Amendment No. 1 to the Registrant's 1996 Incentive and Non-Qualified Stock Option Plan.*

 5          Opinion of Wolf, Block, Schorr and Solis-Cohen LLP.*

 23.1       Consent of Brightman Almagor & Co.*

 23.2       Consent of Wolf, Block, Schorr and Solis-Cohen LLP is set forth as
            Exhibit 5.

 24 Power of Attorney (reference is made to the signature page of this Registration Statement).

----------
* Filed herewith

Item 9. Undertakings

      A.    The undersigned registrant hereby undertakes:

            1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

               (c) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

            provided, however, that paragraphs 1(a) and 1(b) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or

            Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

            2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing of Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 30th day of May, 2000.

                                        TTR TECHNOLOGIES, INC.


                                        By: /s/ Marc D. Tokayer
                                        ------------------------------------
                                        Marc D. Tokayer, Chairman of the
                                        Board and President (Principal
                                        Executive and Financial Officer and
                                        Officer Duly Authorized to Sign on
                                        Behalf of Registrant)

                               POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each director and officer whose signature appears below constitutes and appoints Marc D. Tokayer, or David Aboudi, or either of them, as his true and lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for him and in his name, place and stead, to sign in any and all capacities any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

      Pursuant to with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

      Signature                     Titles                         Date
      ---------                     ------                         ----


/s/ Marc D. Tokayer           Chairman of the Board and            May 30, 2000
-----------------------       President (Principal Executive
Marc D. Tokayer               and Financial Officer)


/s/ Baruch Sollish            Vice President--Research and         May 30, 2000
-----------------------       Development, Chief
Baruch Sollish                Technology Officer and
                              Director

/s/ Michael Braunold
-----------------------       Director                             May 30, 2000
Michael Braunold


/s/ Michael Fine
-----------------------       Director                             May 30, 2000
Michael Fine

                                  EXHIBIT INDEX

Number      Description
------      -----------
 4.1        The Registrant's 1996 Incentive and Non-Qualified Stock Option Plan.
            Incorporated by reference to Exhibit 10.2 to the Registrant's Annual
            Report on Form 10-KSB for the fiscal year ended December 31, 1998
            (the "1998 10-KSB").

 4.2        The Registrant's Non-Executive Directors Stock Option Plan.
            Incorporated by reference to Exhibit 10.3 to the 1998 10-KSB.

 4.3 Amendment No. 1 to the Registrant's 1996 Incentive and Non-Qualified Stock Option Plan.*

 5          Opinion of Wolf, Block, Schorr and Solis-Cohen LLP.*

 23.1       Consent of Brightman Almagor & Co.*

 23.2       Consent of Wolf, Block, Schorr and Solis-Cohen LLP is set forth as
            Exhibit 5.

 24 Power of Attorney (reference is made to the signature page of this Registration Statement).

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* Filed herewith